UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 29, 2016

CYPRESS SEMICONDUCTOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1–10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On July 29, 2016, Deca Technologies Inc. (“Deca”), a subsidiary of Cypress Semiconductor Technology Ltd. (“Cypress”, which is a wholly owned subsidiary of Cypress Semiconductor Corporation), entered into a Class I Preferred Share Purchase Agreement (the “Purchase Agreement”) whereby certain third-party investors purchased preferred stock for an aggregate consideration of $111.4 million providing them 41.1% ownership in Deca based on its shares outstanding on July 29, 2016.   In connection with the closing of the transaction (the “Closing”), Deca repurchased a portion of Class G preferred shares from Cypress for a consideration of $20.6 million.  Following Closing, Cypress’s ownership in Deca was reduced to 52.5% based on its shares outstanding on July 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPRESS SEMICONDUCTOR CORPORATION

Date: August 4, 2016	By:	/s/ Thad Trent
Thad Trent
Executive Vice President, Finance & Administration and Chief Financial Officer